Certificate of Incorporation Canada Business Corporations Act	Certificat de constitution Loi canadienne sur les sociétés par actions
6532039 CANADA INC. __________________________________Name of corporation-Dénomination de la société	653203-9 _______________________________ Corporation number-Numéro de la société
I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

March 6, 2006 / le 6 mars 2006 Date of Incorporation - Date de constitution

FORM 1 FORMULAIRE 1 Canada Business Loi canadienne sur les ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS Corporations Act sociétés par actions (SECTION 6) (ARTICLE 6)
1-- Name of the Corporation CANADA INC.			Dénomination sociale de la société CANADA INC.
2-- The province or territory in Canada where the registered office is situated Québec			La province ou le territoire au Canada où est situé le siège social
3--The classes and any maximum number of shares that the corporation is authorized to issue			Catégories et le nombre maximal d'actions que la société est autorisée à émettre
An unlimited number of common shares that can be issued in series. See Annex « A » joigned to the present document.			Un nombre illimité d'actions ordinaires et un nombre illimité d'actions privilégiées pouvant être émises en série. Voir l'Annexe A jointe aux présentes.
4.- Restrictions, if any, on share transfers N/A			-Restrictions sur le transfert des actions, s'il y a lieu S/O
5-- Number (or minimum and maximum number) of directors Minimum : 3 Maximum: 15			Nombre (ou nombre minimal et maximal) d'administrateurs Minimum : 3 Maximum: 15
6-- Restrictions, if any, on the business the corporation may carry on N/A			Limites imposées à l'activité commerciale de la société, s'il y a lieu S/O
7-- Other provisions, if any See Annex « B » joined to the present document			Autres dispositions s’il y lieu Voir l'Annexe B jointe aux présentes
8-Incorporators- Fondateurs
Name(s) Nom(s)	Address (Including postal code) Adresse (inclure le code postal)	Signature	Tel. No.- No de tél.
Guy Hébert	595 Marie-Victorin Boucherville, Qc. J4B 1X4		(450) 641-0775
FOR~ DEPARTMENTAL USE ONLY:~			A VUSAW DU MINISTtRE SEULEMENT

ANNEXE "A" aux statuts de constitution.

Actions ordinaires

1

Les droits, privilèges, restrictions et conditions se rattachant aux actions ordinaires sont les suivants:

Dividendes

Les détenteurs inscrits des actions ordinaires ont le droit de recevoir, au cours de tout exercice financier de la société, des dividendes aux moments et pour des montants que le conseil d'administration peut à l'occasion déterminer, sous réserve des droits, privilèges, restrictions et conditions afférents à toute autre catégorie d'actions de la société

Liquidation ou dissolution

1.2

Advenant la liquidation ou la dissolution, volontaire ou force de la société, les détenteurs inscrits des actions ordinaires ont le droit de recevoir, après toute distribution d'une partie de l'actif de la société aux détenteurs des autres catégories d'actions, le reliquat des biens de la société.

Droit de vote

Les détenteurs inscrits des actions ordinaires ont droit à un (1) vote par action détenue à toutes les assemblées des actionnaires.

Rang des actions ordinaires

1.4

Les actions ordinaires prennent rang i) quant au paiement des dividendes, après les actions privilégiées, et ii) quant au partage du reliquat des biens de la société en cas de liquidation ou de dissolution, après les actions privilégiées.

Actions Privilégiées

2. Les droits, privilèges, restrictions et conditions se rattachant aux actions privilégiées pouvant être émises en séries en tant que catégorie, sont les suivants :

Les actions privilégiées de toutes séries peuvent également se voir attribuer conformément au paragraphe 2.1, toute autre préférence qui ne soit pas incompatible avec les présents statuts par rapport aux autres actions de la société de rang inférieur aux actions privilégiées.

2.1

Les actions privilégiées peuvent, en tout temps et de temps à autre, être émises en une ou plusieurs séries composées du nombre d'actions et comportant les droits, privilèges, conditions et restrictions qui sont déterminés avant leur émission par résolution des administrateurs de la société, y compris le montant ou le taux des dividendes préférentiels, la date ou les dates et l'endroit ou les endroits; de leurs paiements, leur prix de rachat ou d'achat, leur privilège de conversion et leur droit de vote, le tout sous réserve des droits, privilèges, conditions et restrictions dont sont assorties les actions privilèges en tant que catégorie.

2.2

Les détenteurs inscrits des actions privilégiées de toutes les séries doivent, quant au paiement des dividendes et de la distribution de l'actif ou au remboursement de capital dans le cas de la dissolution, la liquidation, volontaire ou forcée, de la société, ou tout autre remboursement de capital, prendre rang également entre elles et avoir priorité sur les actions ordinaires et sur toute autre action de la société de rang inférieur. Si des dividendes ou des montants exigibles pour le remboursement de capital, se rapportant à une série d'actions privilégiées, ne sont pas versés intégralement, les actions privilégiées de toutes les séries de la même catégorie participent au prorata au remboursement de capital et aux dividendes accumulés.

2.3 Les actions privilégiées de toues séries peuvent également se voir attribuer conformément au paragraphe 2.1, toute autre préférence qui ne soit pas incompatible avec les présents statuts par rapport aux autres actions de la société de rang inférieur aux actions privilégiées.

AUTRES DISPOSITIONS

Les administrateurs de la société peuvent sans l'autorisation des actionnaires:

1.

Contracter des emprunts, compte tenu du crédit de la société ;

2.

Émettre, réémettre, vendre ou donner en gage les titres de créances de la société

3.

Sous réserve de l'article 44 de la Loi canadienne sur les sociétés par actions, garantir, au nom de la société, l'exécution d'une obligation à la charge d'une autre personne; et

4.

Grever d'une sûreté, notamment par hypothèque, tout ou partie des biens, présents ou futurs, de la société, afin de garantir ses obligations.